EXHIBIT 5.1







                                        OPINION OF

                                  FRANCES KATZ LEVINE, ESQ.


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                                                                   EXHIBIT 5.1

                                   FRANCES KATZ LEVINE
                                    Counselor at Law
                                     621 CLOVE ROAD
                                 STATEN ISLAND, NY 10310

     Member, New York and                             Telephone (718) 981-8485
       New Jersey Bars                                  Telefax (718) 447-1153



                                        March 14, 1997


     Tirex America Inc.
     3767 Thimens, Suite 207
     Ville St. Laurent, Quebec
     Canada H4R 1W4

     Ladies and Gentlemen:

          You have requested my opinion as counsel for Tirex America Inc., a Delaware corporation (the Company ), in connection with the regis-tration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the selling shareholders (the "Selling Shareholders") named in the Company's Reg-istration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about March 18, 1997 (the "Registration State-ment"), of five hundred thirty-two thousand, three hundred forty-eight (532,348) shares of Common Stock of the Company, $.001 par value, per share, currently issued and outstanding in the names of the Selling Shareholders (the "Shares").

          I have examined the Registration Statement in the form to be filed with the Securities and Exchange Commission, the Certificate of Incor-poration of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

          Based on the foregoing examination, it is my opinion, and I so advise, that the 532,348 Shares currently are, and upon sale in the manner described in the Registrant Statement will be, legally issued, fully paid and nonassessable.

          I consent to the filing of this opinion as an exhibit to the Regis-tration Statement.

                                        Very truly yours,


                                        /s/ Frances Katz Levine
                                        Frances Katz Levine

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